                                                                    EXHIBIT 25.1


================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      __________________________________

                                   FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an Application to Determine Eligibility of a Trustee
                         Pursuant to Section 305(b)___

                        BANK OF MONTREAL TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                    New York                                   13-4941093
    (State of incorporation or organization                 (I.R.S. employer
          if not a U.S. national bank)                     identification no.)


              Wall Street Plaza
          88 Pine Street, 19th Floor
              New York, New York                                  10005
(Address of trustee's principal executive offices)             (Zip code)


                              Mark F. McLaughlin
                        Bank of Montreal Trust Company
                               Wall Street Plaza
                          88 Pine Street, 19th Floor
                              New York, NY  10005
                                (212) 701-7602
           (Name, address and telephone number of agent for service)

                      ____________________________________

                      ADELPHIA COMMUNICATIONS CORPORATION
              (Exact name of obligor as specified in its charter)

          Delaware                                             23-2417713
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                          identification number)


                             Main at Water Street
                        Coudersport, Pennsylvania 16915
                    (Address of principal executive offices)

                     ______________________________________

                          9 1/4% Senior Notes, Due 2002
                        (Title of Indenture Securities)

================================================================================

Item 1.       General Information.
              --------------------

              Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                           Federal Reserve Bank of New York
                           33 Liberty Street, New York N.Y. 10045

                           State of New York Banking Department
                           2 Rector Street, New York, N.Y. 10006

         (b)  Whether it is authorized to exercise corporate trust powers.

                   The Trustee is authorized to exercise corporate trust powers.

Item 2.       Affiliations with the Obligor.
              ------------------------------

              If the obligor is an affiliate of the trustee, describe each such affiliation.

                   The obligor is not an affiliate of the trustee.

Item 4.       Trusteeships under Other Indentures.
              ------------------------------------

              If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

              Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of May 7, 1992, $400,000,000 principal amount Adelphia Communications Corporation 12-1/2% Senior Notes due May 15, 2002.

              Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of September 2, 1992, $125,000,000 principal amount Adelphia Communications Corporation 11-7/8% Senior Debentures due September 15, 2004.

              Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of July 28, 1993, $110,000,000 principal amount Adelphia Communications Corporations 10-1/4% Senior Notes due July 15, 2000.

              Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of March 11, 1993, $130,000,000 principal amount Adelphia Communications Corporation 9-7/8% Senior Debentures due March 1, 2005.

              Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of February 22, 1994, $150,000,000 principal amount Adelphia Communications Corporation 9-1/2% Senior Pay-In-Kind Notes due February 15, 2004.

              Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of February 26, 1997, $350,000,000 principal amount Adelphia Communications Corporation 9 7/8% Senior Notes due March 1, 2007.

              Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of July 7, 1997, $150,000,000 principal amount Adelphia Communications Corporation 10 1/2% Senior Notes due July 15, 2004.

              Adelphia Communications Corporation and Bank of Montreal Trust Company, Trustee Indenture dated as of September 25, 1997, $325,000,000 principal amount Adelphia Communications Corporation 9 1/4% Senior Notes due October 1, 2002.

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

              The indenture to be qualified and the indenture(s) referred to in paragraph A above are wholly unsecured and rank pari passu.

Item 16.      List of Exhibits.
              -----------------

         List below all exhibits filed as part of this statement of eligibility.

         A. Copy of Organization Certificate of Bank of Montreal Trust Company to transact business and exercise corporate trust powers; incorporated herein by reference as Exhibit "A" filed with Form T-1 Statement, Registration No. 33-46118

         B. Copy of the existing By-Laws of Bank of Montreal Trust Company; incorporated herein by reference as Exhibit "B" filed with Form T-1 Statement, Registration No. 33-46118

         C. The consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit "C" with Form T-1 Statement, Registration No. 33-46118

         D. A copy of the latest report of condition of Bank of Montreal Trust Company published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit "D"



                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Bank of Montreal Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on October 27, 1997.


                                       BANK OF MONTREAL TRUST COMPANY



                                       By  /s/ Therese Gaballah
                                          -------------------------------
                                          Therese Gaballah
                                          Assistant Vice President

                                                                  EXHIBIT "D"


                            STATEMENT OF CONDITION
                        BANK OF MONTREAL TRUST COMPANY
                                   NEW YORK

                        ------------------------------

ASSETS
Due From Banks                                 $   594,897
                                               -----------
Investment Securities:
    State & Municipal                           17,099,800
    Other                                              100
                                               -----------
        Total Securities                        17,099,900
                                               -----------

Loans and Advances
    Federal Funds Sold                           2,000,000
    Overdrafts                                      17,218
                                               -----------
        Total Loans and Advances                 2,017,218
                                               -----------

Investment in Harris Trust, NY                   8,036,150
Premises and Equipment                             122,818
Other Assets                                     2,721,789
                                               -----------

        TOTAL ASSETS                           $30,592,772
                                               ===========

LIABILITIES

Trust Deposits                                 $ 6,408,362
Other Liabilities                                  659,021
                                               -----------

        TOTAL LIABILITIES                        7,067,383
                                               -----------

CAPITAL ACCOUNTS

Capital Stock, Authorized, Issued and
    Fully Paid - 10,000 Shares of $100 Each      1,000,000
Surplus                                          4,222,188
Retained Earnings                               18,298,208
Equity - Municipal Gain/Loss                         4,993
                                               -----------

        TOTAL CAPITAL ACCOUNTS                  23,525,389
                                               -----------

        TOTAL LIABILITIES
        AND CAPITAL ACCOUNTS                   $30,592,772
                                               ===========

       I, Mark F. McLaughlin, Vice President, of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                   Mark F. McLaughlin
                                     June 30, 1997

       We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declared that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                   Sanjiv Tandon
                                   Kevin O. Healey
                                   Steven R. Rothbloom